CONSENT  OF  CERTIFIED  PUBLIC  ACCOUNTANTS


TO:     Collaborative  Financial  Network  Group,  Inc.
      (formerly  eFinancial  Depot.com,  Inc.)

As independent certified public accountants, we hereby consent to the inclusion of our report dated June 28, 2001 appearing in the Annual Report on Form 10-KSB of Collaborative Financial Network Group, Inc. (formerly eFinancial Depot.com, Inc.) for the period ended March 31, 2001.



/s/  STEFANOU  &  COMPANY,  LLP
----------------------------------
Stefanou  &  Company,  LLP
Certified  Public  Accountants


McLean,  Virginia
August  1,  2001